Exhibit 5.1

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601	RMI Tel.: +692-625-3602
RRE Commercial Center	Honolulu Tel.: 808-352-0749
Majuro, MH 96960	Email:	dreeder.rmi@gmail.com
Marshall Islands		r.simpson@simpson.gr

International Seaways, Inc.

600 Third Avenue, 39th Floor,

New York, New York

10016

April 17, 2018

Re: International Seaways, Inc.

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to International Seaways, Inc. (the “Company”), in connection with the Company’s Registration Statement on Form F-3 (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 17, 2018, as thereafter amended or supplemented, with respect to a public offering by the Company (the “Offering”), of up to an aggregate of US$100,000,000.00 of debt securities (the “Debt Securities”) and preferred stock (the “Preferred Stock” and together with the Debt Securities the “Securities”), to be offered by the Company.

We have examined originals or electronic copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus of the Company (the “Prospectus”), included in the Registration Statement and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have assumed for the purposes of this opinion, without investigation, that (i) with respect to the issuance and sale of the senior Debt Securities, that an indenture in substantially the same form annexed to or incorporated by reference into the Registration Statement together with any applicable supplemental indenture (a “ Senior Indenture”), will have been duly executed and delivered by the Company and the trustee named therein and that such Indenture will be governed by New York law and will be in compliance with all applicable provisions of RMI Law and with respect to the Debt Securities, when issued, will be executed, authenticated, issued, and delivered by the Company against receipt of consideration therefor approved by the Company and as provided for in the Senior Indenture, (ii) with respect to the issuance and sale of the subordinated Debt Securities, that an indenture in substantially the same form annexed to or incorporated by reference into the Registration Statement together with any applicable supplemental indenture (a “ Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), will have been duly executed and delivered by the Company and the trustee named therein and that such Indenture will be governed by New York law and will be in compliance with all applicable provisions of RMI Law and with respect to the Debt Securities, when issued, will be executed, authenticated, issued, and delivered by the Company against receipt of consideration therefor approved by the Company and as provided for in the Subordinated Indenture (iii) all documents contemplated by the Prospectus to be executed in connection with the Offering will be duly authorized, executed and delivered by each of the parties thereto other than the Company prior to an Offering of Securities, (iv) the terms of the Offering will comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith, and (v) with respect to an offering of Preferred Stock, after the issuance of Preferred Stock offered pursuant to the Registration Statement, as amended or supplemented, the total number of Preferred Stock outstanding will not exceed the total number authorized under the Company’s Articles of Incorporation then in effect.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:

1. The Company is a non-resident domestic corporation duly incorporated, validly existing and registered under the laws of the RMI and is in good standing under the laws of the RMI.

2. Under the laws of the RMI, the Preferred Stock (including shares of Preferred Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms), when they have been duly authorized, and when issued, sold and paid for as contemplated in the Prospectus, will be validly issued, fully paid and non-assessable.

3. Under the laws of the RMI, the Debt Securities (including Debt Securities to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms), when the applicable Indenture relating to such Debt Securities has been duly authorized and the Company has taken all necessary action to approve the issuance and terms of the Debt Securities and the terms of the Offering thereof and related matters and the Debt Securities have been duly executed, authenticated, and delivered in accordance with the provisions of the Indenture, as applicable, and the other applicable agreements approved by the Company, and upon payment of the consideration thereof or provided for therein the Debt Securities will be legally valid.

4. The Company has the corporate power and authority to enter into the Indentures.

This opinion is limited to the laws of the RMI as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus and in any prospectus supplement related thereto, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Sincerely,

/s/ Dennis J. Reeder
Dennis J. Reeder
Reeder & Simpson, P.C.